UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

Sale of Data Interconnection Services Business

On April 30, 2013, Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Global Technology & Telecom, Inc. (“GTT”). Immediately following execution of the Purchase Agreement, the Company completed the sale of its data interconnection services business (the “Business”) to GTT for the total consideration of $54.5 million. The consideration includes $52.5 million in cash, and, in addition, GTT agreed to provide the Company with certain data services at no charge over a three-year period. The Company values these services at an additional $2.0 million. The transaction occurred through the sale of two of the Company’s wholly owned subsidiaries to GTT.

The cash portion of the purchase price is subject to possible upward or downward adjustment based on certain provisions in the Purchase Agreement relating to working capital, cash balance and indebtedness and liabilities of the Business, measured immediately prior to the closing. The Company has made customary representations, warranties and covenants in the Purchase Agreement with respect to the Business.

The foregoing description of the transaction is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This report contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this report are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: any adjustment to the purchase price pursuant to the terms of the Purchase Agreement; any business disruption associated with the sale of the Business, including disruptions regarding separating the Company’s network, IT and billing systems from the network and systems sold to GTT, and that the cost savings and other benefits the Company expects to receive may not materialize in part or at all; the ability of the Company to maintain relationships with business providers following the sale of the Business; and other important factors included in our reports filed with the Securities and Exchange Commission (the “SEC”), particularly in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the period ended December 31, 2012, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Additional Information and Where to Find It

In connection with the proxy contest initiated by Clinton Magnolia Master Fund, Ltd., the Company will be filing a definitive proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2013 annual meeting of stockholders. Stockholders are strongly advised to read the Company’s 2013 definitive proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain copies of the Company’s 2013 definitive proxy statement and other documents filed by the Company with the SEC in connection with its 2013 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the “Investor Relations” section of the Company’s website at ir.inteliquent.com.

Participants in the Solicitation

The Company, its directors, its executive officers, and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in connection with the matters to be considered at the 2013 annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with such matters is set forth in the preliminary proxy statement filed with the SEC on April 19, 2013 and will be set forth in the definitive proxy statement to be filed with the SEC.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01. Other Events.

A copy of the joint press release from the Company and GTT announcing the sale of the Business is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Unaudited pro forma financial information of the Company to give effect to the disposition of the Business is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) List of Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement dated as of April 30, 2013 by and among the Company and GTT.

99.1	Press Release dated April 30, 2013.

99.2	Pro Forma Financial Information of the Company (Unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

By:	/s/ David Zwick

Name:	David Zwick
Title:	Executive Vice President & Chief Financial Officer

Date: May 6, 2013